UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 12, 2013

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150

San Antonio, Texas 78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On June 10, 2013, the Compensation Committee of the Board of Directors voted to set the base salary of Craig A. Robinson, President and Chief Executive Officer, at $300,000 per year. This compensation rate is effective as of and retroactive to April 1, 2013.

In addition, on June 10, 2013, the Board of Directors voted to assign executive responsibility for sales to James L. Bindseil. His official title will be determined at a later date. The Compensation Committee of the Board of Directors voted to continue Mr. Bindseil’s existing base salary at $170,000 and pay him a commission based upon the Company’s level of sales. The Compensation Committee also voted to grant Mr. Bindseil an option effective June 10, 2013, to purchase 75,000 shares of the Company’s common stock at $1.65 per share that vests 33% on the first and second annual anniversaries of the grant date and 34% on the third annual anniversary of the grant date. This option was granted under the terms of the Company’s 2010 Employee Long-Term Equity Incentive Plan.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ James W. Albrecht, Jr.
Chief Financial Officer

Dated:	June 13, 2013